Exhibit 23.2
Consent of Independent Auditors

We consent to the incorporation by reference of our report dated February 16, 2024, with respect to the financial statements of Third Point Enhanced LP (an investee of SiriusPoint Ltd., formerly known as Third Point Reinsurance Ltd.) included in this Annual Report on Form 10-K for the year ended December 31, 2023, into the following registration statements filed with the Securities and Exchange Commission:

(1)    Registration Statement (Form S-8 No. 333-253593) pertaining to the SiriusPoint Ltd. (formerly known as Third Point Reinsurance Ltd.) 2013 Omnibus Incentive Plan, Sirius International Insurance Group, Ltd. 2018 Omnibus Incentive Plan and SiriusPoint Ltd. 2023 Omnibus Incentive Plan;
(2)    Registration Statement (Form S-4 No. 333-248989) of SiriusPoint Ltd. (formerly known as Third Point Reinsurance Ltd.); and
(3)    Registration Statement (Form S-3 No. 333-255917) of SiriusPoint Ltd. (formerly known as Third Point Reinsurance Ltd.)

/s/ Ernst & Young Ltd.

Grand Cayman, Cayman Islands
February 29, 2024